Exhibit 16.2


                                ARTHUR ANDERSEN

                                                       ________________________
                                                       Arthur Andersen LLP

                                                       ________________________
                                                       101 Eisenhower Parkway
                                                       Roseland NJ 07068-1099
                                                       201 403 6100

February 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20349

     We have read Item 4 in the attached Form 8-K dated February 14, 1997 of Paramark Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP